UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 31, 2018, Carriage Services, Inc. (the “Company”) entered into a $150 million senior secured revolving credit facility (as amended, the “Credit Facility”) with certain of the Company’s subsidiaries that guarantee the Company’s obligations under the Credit Facility (the “Credit Facility Guarantors”), the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent, (“BofA”).
On July 31, 2019, the Company entered into a second amendment (the “Amendment”) to the Credit Facility with the lenders named therein and BofA, as the administrative agent, and the Credit Facility Guarantors ratified and consented to such Amendment. The overall limit on the Company’s ability to acquire or purchase its Equity Interests (as defined in the Credit Facility) was increased to $50,000,000 when its Total Leverage Ratio (as defined in the Credit Facility) is equal to or greater than 4.50 to 1.00 but less than or equal to 5.25 to 1.00 after giving pro forma effect to such acquisition or purchase, and subject to the satisfaction of the other terms, restrictions and conditions set forth in the Credit Facility which remained unchanged.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.
ITEM 8.01    OTHER EVENTS.
On July 31, 2019, the Company’s Board of Directors approved a share repurchase program authorizing the Company to purchase up to an aggregate of $25 million of our common stock in accordance with Rule 10b-18 of the Exchange Act of 1934, as amended. The shares may be purchased from time to time in the open market or in privately negotiated transactions. Purchases will be at times and in amounts as management deems appropriate based on factors such as market conditions, legal requirements and other business considerations.
ITEM 9.01    FINANCIAL STATMENTS AND EXHIBITS.
(d) Exhibits

10.1	Second Amendment to Credit Agreement dated as of July 31, 2019, among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: July 31, 2019	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit	Description

10.1	Second Amendment to Credit Agreement dated as of July 31, 2019, among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.